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                                                                    EXHIBIT 99.4

                              FIFTH THIRD BANCORP
                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45263

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                           NOTICE OF SPECIAL MEETING
                        TO BE HELD ON             , 2001
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     NOTICE IS HEREBY GIVEN that Fifth Third Bancorp will hold a special meeting
of its shareholders, on                , 2001 at 10:00 a.m., local time, at the
               ,                ,                , Ohio. The purposes of the
meeting are considering and acting upon the following:

     1. a proposal to adopt an agreement and plan of merger dated as of November 20, 2000 between Fifth Third and Old Kent Financial Corporation and approve the issuance of shares of Fifth Third common stock to the shareholders of Old Kent Financial Corporation in the merger of Old Kent with and into a wholly-owned subsidiary of Fifth Third, pursuant to the plan and agreement of merger. A copy of the agreement and plan of merger is attached as Annex A to the proxy statement/prospectus accompanying this notice;

     2. a proposal to amend Article Fourth of the Amended Articles of Incorporation to increase the authorized number of shares of Common Stock, without par value, from 650,000,000 shares to 1,300,000,000 shares. The proposed amendment is included in the proxy statement/prospectus accompanying this notice as Annex E and is discussed under the heading "Amendment to Fifth Third Articles of Incorporation;" and

     3. to consider and vote upon such other matters as may properly come before the meeting.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER, THE ISSUANCE OF SHARES OF FIFTH THIRD COMMON STOCK TO THE SHAREHOLDERS OF OLD KENT IN THE MERGER AND THE AMENDMENT TO FIFTH THIRD'S ARTICLES OF INCORPORATION AND RECOMMENDS YOU VOTE "FOR" THE PROPOSALS.

     Only shareholders of record at the close of business on                ,
2001 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of that meeting. A list of Fifth Third shareholders entitled to vote at the special meeting will be available for examination by any shareholder at the main office of Fifth Third during ordinary business hours for at least ten days prior to the special meeting, as well as at the special meeting.

     YOUR VOTE IS VERY IMPORTANT! THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE ISSUED AND OUTSTANDING SHARES OF FIFTH THIRD COMMON STOCK ENTITLED TO VOTE IS REQUIRED TO: (1) ADOPT THE AGREEMENT AND PLAN OF MERGER AND APPROVE THE ISSUANCE OF SHARES OF FIFTH THIRD COMMON STOCK TO THE SHAREHOLDERS OF OLD KENT IN THE MERGER, AND (2) AMEND FIFTH THIRD'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF FIFTH THIRD COMMON STOCK FROM 650,000,000 SHARES TO 1,300,000,000 SHARES. To ensure that your shares are voted at the special meeting, please sign, date and promptly mail the accompanying proxy card in the enclosed envelope. Any shareholder of record present at this meeting or at any adjournments or postponements of the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting. You may revoke your proxy by following the instructions contained in the accompanying proxy statement/prospectus at any time before it is voted.

     Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience.
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     You are entitled to exercise dissenter's rights with respect to your common stock in connection with the merger. Information regarding dissenter's rights and how to exercise them are included in the proxy statement/prospectus accompanying this notice.

     Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the matters proposed for your consideration at the special meeting. Should you have any questions or require assistance,
please call                , who is assisting us, at                .

                                          By Order of the Board of Directors

                                          Michael K. Keating
                                          Secretary
            , 2001

     THE BOARD OF DIRECTORS OF FIFTH THIRD BANCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND APPROVAL OF THE ISSUANCE OF SHARES OF FIFTH THIRD COMMON STOCK TO THE SHAREHOLDERS OF OLD KENT IN THE MERGER AND "FOR" THE AMENDMENT OF FIFTH THIRD'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF FIFTH THIRD COMMON STOCK FROM 650,000,000 SHARES TO 1,300,000,000 SHARES. YOUR SUPPORT IS APPRECIATED.